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                                                                  Exhibit 24.3



                              POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that I, Douglas H. Hunt, a director of Arch Mineral Corporation (the "Company"), hereby constitute and appoint Steven F. Leer and Jeffry N. Quinn my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in my capacity as a director of the Company, to execute a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the issuance of shares of Common Stock of the Company pursuant to the Agreement and Plan of Merger, dated April 4, 1997, among the Company, AMC Merger Corporation and Ashland Coal, Inc., and any and all amendments to the Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



           Signature                              Date
           ---------                              ----

      /s/ Douglas H. Hunt                     April 14, 1997
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         Douglas H. Hunt